THE SOMERSET GROUP, INC.         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
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
                                                 Capital     Accumulated
                                                in Excess       Other
                                        Common  of Stated  Comprehensive  Retained   Treasury
                                        Stock     Value       Income     Earnings    Shares        Total
Balance January 1, 1997, restated    1,836,000  3,713,000               26,048,000             31,597,000

Comprehensive Income:
Net income, 6 months ended 6/30/97        ---          ---        ---    1,103,000              1,103,000
Unrealized losses on short-term
  investments, net of defered
  income taxes                            ---         ---      (27,000)      ---
                                                                                                ---------
    Total comprehensive income                                                                  1,076,000
Shares of common stock issued           37,000     239,000        ---         ---                 276,000
Shares of common stock retired         (13,000)   (291,000)       ---         ---                (304,000)
Cash dividends paid                        ---         ---        ---     (234,000)              (234,000)
Equity in other capital changes of
  First Indiana Corporation, net
   of deferred income taxes                ---         ---        ---     (131,000)              (131,000)
                                        --------    --------     ------  ---------              ---------
Balance June 30, 1997, restated        1,860,000   3,661,000    (27,000)26,786,000             32,280,000

Comprehensive Income:
Net income July 1 to December 31,1997      ---         ---        ---    1,347,000              1,347,000
Unrealized gains on short-term invest-
   ments,net of deferred income taxes      ---         ---        5,000       ---                   5,000
                                                                                                  -------
      Total comprehensive income
Shares of common stock issued              2,000      26,000      ---      125,000                153,000
Shares of common stock retired            (7,000)   (138,000)     ---         ---                (145,000)
Cash dividends paid                        ---         ---        ---     (228,000)              (228,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes                    ---         ---        ---       48,000                 48,000
                                        --------    --------     ------  ---------              ---------
Balance December 31, 1997, restated    1,855,000   3,549,000    (22,000)28,078,000             33,460,000

Comprehensive Income:
Net income, 6 months ended 6/30/98         ---         ---        ---    1,582,000              1,582,000
Unrealized gain on short-term invest-
  ments, net of deferred income taxes      ---         ---        5,000       ---                   5,000
Tax benefit of stock options exercise      ---         ---       62,000       ---                  62,000
                                                                                                 --------
   Total comprehensive income                                                                   1,649,000
Shares of common stock issued              7,000      56,000      ---         ---                  63,000
Purchase of treasury shares                ---         ---        ---         ---     (134,000)  (134,000)
Cash dividends paid                        ---         ---        ---      (261,000)             (261,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes                    ---         ---        ---       (47,000)              (47,000)
                                       --------    ---------     ------   ---------    -------  ---------
Balance June 30, 1998                 $1,862,000  $3,605,000    $45,000 $29,352,000  ($134,000)34,730,000
                                       =========   =========     ======  ==========    =======  =========
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See accompanying Notes to Consolidated Financial Statements.

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